UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 20, 2013

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Taubman Centers, Inc. (the Company)'s Investor Day took place on Thursday, June 20, 2013, in New York City.  The event featured a detailed review of the company's development program in the U.S. and Asia. During the Investor Day presentations, disclosure was made as to a project being pursued by the Company in Honolulu, Hawaii. It is anticipated that International Market Place will be a 360,000 square foot center that will be anchored by Saks Fifth Avenue and is targeted to open in March 2016. If the Company moves forward with the project, it expects to have a 93.5% ownership, with an 8%-8.5% unlevered return on its total project cost of approximately $400 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2013	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer